                                                                       Filed
                                                                  March 10, 1986
                                                                    Exhibit 3-1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        NEW JERSEY RESOURCES CORPORATION

                  WHEREAS, pursuant to N.J.S.A. Section 14A:9-5(1), a corporation may restate and integrate in a single certificate the provisions of its certificate of incorporation as theretofore amended; and

                  WHEREAS, pursuant to N.J.S.A. Section 14A:9-5(2), if the proposed restated certificate merely restates and integrates, but does not substantively amend the certificate of incorporation as theretofore amended, it may be adopted by the Board; and

                  WHEREAS, the Board of Directors of New Jersey Resources Corporation has determined to adopt this Restated Certificate of Incorporation by a resolution adopted on December 18, 1985;

                  NOW THEREFORE, New Jersey Resources Corporation hereby restates its Certificate of Incorporation to read in full as follows:

                  THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S.A. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

                  1. The name of the corporation is New Jersey Resources Corporation.

                  2. The address of the corporation's registered office is New Jersey Resources Corporation, 1415 Wyckoff Road, P.O. Box 1468, Wall, New Jersey 07719, and the name of the corporation's registered agent at such address is Oleta J. Harden.


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                  3. The purposes for which the corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act," N.J.S.A. 14A:1-1 et seq.

                  4. The aggregate number of shares which the corporation shall have authority to issue is 7,700,000 shares, of which 7,500,000 shares shall be designated as Common Stock of the par value of $5.00 per share and 200,000 shares shall be designated as Preferred Stock of the par value of $100 per share.

                  The Board of Directors may authorize the issuance from time to time of Preferred Stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution, except that no shares of any such series shall have more than one vote each. Without limiting the foregoing, the Board of Directors is expressly authorized to fix with respect to each series:

                  (a) The number of shares which shall constitute such series and the name of such series;

                  (b) The rate and the time at which dividends on such series shall be paid and whether or not such dividends shall be cumulative;

                  (c) The voting powers, if any, of the holders of such series;

                  (d) The terms and conditions for the redemption of shares of such series, and the premium, if any, payable upon such redemption;



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                  (e) The rights of such series upon voluntary or involuntary liquidation, including the premium, if any, payable upon the happening of such event;

                  (f) The terms or amount of any sinking funds or purchase fund for the purchase or redemption of shares of such series; and

                  (g) Conversion right or rights, if any.

                  5. The Board of Directors of the corporation con sists of twelve (12) Directors, and the name and address of each person who serves as such Director is:

                           James S. Abrams
                           349 Old Oscaleta Road
                           South Salem, NY  10590

                           Gordon F. Ahalt
                           10 Sycamore Lane
                           Morristown, NJ  07960

                           Roger E. Birk
                           542 Navesink River Road
                           Red Bank, NJ  07701

                           Bruce G. Coe
                           86 Buena Vista Avenue
                           Rumson, NJ  07760

                           Gerald W. Conway
                           23 Fairbanks Lane
                           Basking Ridge, NJ  07920

                           J. Douglass Corson
                           20766 Concord Green West
                           Boca Raton, FL  33433



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                           James T. Dolan, Jr.
                           1540 Ocean Avenue, Unit 23
                           Sea Bright, NJ  07760

                           Shirley Ann Jackson
                           85 Sturbridge Drive
                           Piscataway, NJ  08854

                           Donald E. O'Neill
                           Maryknoll Drive (Box 427)
                           New Vernon, NJ  07976

                           William E. Scott
                           29 Laurel Place
                           Upper Montclair, NJ  07043

                           Thomas B. Toohey
                           3215 Sharpe Road
                           Wall, NJ  07719

                           John J. Unkles
                           45 Rolling Hill Drive
                           Morristown, NJ  07960

                  6. Except as otherwise fixed by or pursuant to the provisions of Paragraph 4 hereof, relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, or upon liquidation to elect additional directors, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation.

                  Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Paragraph 6 or to adopt any provision inconsistent therewith.


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                  7. (a) The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stock holders held in the third year following the year of their election.

                  (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Paragraph 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.



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                  (c) Notwithstanding anything contained in the Certificate of
Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Paragraph 7 or to adopt any provision inconsistent therewith.

                  8. The Board of Directors shall have power to make, alter, amend and repeal the By-laws of the Corporation (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders, provided, however, that if Article I of the By-laws relating to the terms of office and election of directors and
Article X of the By-laws relating to amendment of the By-laws of the Corporation, shall be adopted by the Board of Directors, such sections shall not thereafter be altered, amended or repealed, nor shall any provision inconsistent therewith be adopted, except by the holders of 80% or more of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Paragraph 8 or to adopt any provision inconsistent therewith.

                  9. The vote of stockholders of the Corporation required to approve any Business Combination shall be as set forth in this Paragraph 9. The term "Business Combination" shall have the meaning ascribed to it in (a)(B) of this Paragraph; each other capitalized term used in this Paragraph shall have the meaning ascribed to it in (c) of this Paragraph.



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                  (a) (A) In addition to any affirmative vote required by law or the Certificate of Incorporation or any resolution adopted pursuant to Paragraph 9 of the Certificate of Incorporation, and except as otherwise expressly provided in (b) of this Paragraph 9:

                           (1) any merger of consolidation of the Corporation or
                  any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Stockholder; or

                           (2) any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

                           (3) the issuance or transfer by the Corporation or
                  any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (of such Affiliate) from the Corporation of a Subsidiary; or

                           (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested



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
                  Stockholder or any Affiliate of any Interested Stockholder; or

                           (5) any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or any Interested Stockholder;

         shall not be consummated without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), in each case voting together as single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Certificate of Incorporation or any resolution adopted pursuant to the Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

                  (B) The Term "Business Combination" as used in this Paragraph 9 shall mean any transaction that is referred to in any one or more clauses (1) through (5) of (a)(A) of this Paragraph.

                  (b) The provisions of (a) of this Paragraph 9 shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs (A) and (B) are met,


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         and such Business Combination shall require only such affirmative vote as is required by law and any of the provisions of the Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to the Certificate of Incorporation:

                           (A)  such Business Combination shall have
                  been approved by a majority of the Disinterested
                  Directors, or

                           (B) each of the six conditions specified in the
                  following clauses (1) through (6) shall have been met:

                                    (1) the aggregate amount of the cash and the
                           Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                            (i) (if applicable) the highest per
                                    share price (including any brokerage
                                    commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder

                                    (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or



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                                        (ii) the Fair Market Value per share of
                                    Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

                                    (2) the aggregate amount of the cash and the
                           Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B)(2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

                                        (i) (if applicable) the highest per
                                    share price (including any brokerage
                                    commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of voting stock owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

                                        (ii)  (if applicable) the highest
                                    preferential amount per share to which
                                    the holders of shares of such class or



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                                    series of Voting Stock are entitled in the
                                    event of any voluntary or involuntary
                                    liquidation, dissolution or winding up of the Corporation; and

                                    (3) the consideration to be received by
                           holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

                                    (4) After such Interested Stockholder has
                           become an Interested Stockholder and prior to the consummation of such Business Combination:

                                        (i) except as approved by a majority
                                    of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;



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                                        (ii) there shall have been (x) no
                                    reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and
                                    (y) an increase in such annual rate of
                                    dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such an annual rate was approved by a majority of the Disinterested Directors; and

                                       (iii) such Interested Stockholder shall
                                    not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

                                    (5) after such Interested Stockholder has
                           become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and



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
                                    (6) a proxy or information statement
                           describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  (c)  For the purposes of this Paragraph 9:

                           (A) A "person" shall mean any individual, firm,
                  corporation or other entity, other than any employee stock plans sponsored by the Corporation for the exclusive benefit of the Corporation, its subsidiaries and their employees.

                           (B) "Interested Stockholder" shall mean any person
                  (other than the Corporation or any Subsidiary or any employee stock plans sponsored by the Corporation for the exclusive benefit of the Corporation, its subsidiaries and their employees) who or which:

                                    (1) is the beneficial owner, directly or
                           indirectly, of more than 20% of the combined voting power of the then outstanding shares of Voting Stock; or

                                    (2) is an Affiliate of the Corporation and
                           at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined voting power


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                           of the then outstanding shares of Voting
                           Stock; or

                                    (3) is an assignee of or has otherwise
                           succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                           (C) A person shall be a "beneficial owner" of any
                  Voting Stock:

                                    (1) which such person or any of its
                           Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                                    (2) which are beneficially owned, directly
                           or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                           (D) For the purposes of determining whether a person
                  is an Interested Stockholder pursuant to (c)(B) of this Paragraph 9, the number of shares



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
                  of Voting Stock deemed to be outstanding shall include shares deemed owned through applications of (c)(C) of this Paragraph but shall not include any other shares of Voting Stock that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (E) "Affiliate" and "Associate" shall have the
                  respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 1, 1985.

                           (F) "Subsidiary" means any corporation more than 50%
                  of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in
                  (c)(B) of this Paragraph 9, the term "Subsidiary" shall mean only a corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

                           (G) "Disinterested Director" means any member of the
                  Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.


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
                           (H) "Fair Market Value" means: (1) in the case of
                  stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as deter mined by a majority of the Disinterested Directors in good faith.

                           (I) In the event of any Business Combination in which
                  the Corporation survives, the phrase "any consideration other than cash to be received" as used in (b)(B)(1) and (2) of this Paragraph 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.



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
                           (J) "Announcement Date" means the date of first
                  public announcement of the proposed Business Combination.

                           (K) "Determination Date" means the date on which the
                  Interested Stockholder became an Interested Stockholder.

                           (L) The price determined in accordance with (b)(B)(1)
                  and (b)(B)(2) of this Paragraph 9 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                  (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Paragraph 9, including, without limitation, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether the requirements of (b) of this Paragraph 9 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Paragraph 9.


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
                             CERTIFICATE OF ADOPTION
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        NEW JERSEY RESOURCES CORPORATION

                  The undersigned corporation, for the purposes of restating its Certificate of Incorporation and pursuant to the provisions of Section 14A:9-5(5) of the New Jersey Business Corporation Act, hereby certifies as follows:

                  FIRST: The name of the corporation is NEW JERSEY RESOURCES CORPORATION.

                  SECOND: The restatement of the Certificate of Incorporation of New Jersey Resources Corporation has been duly adopted by the Board of Directors pursuant to N.J.S.A. 14A:9-5(2) on December 18, 1985.

                  IN WITNESS WHEREOF, New Jersey Resources Corporation has caused this Certificate to be executed on its behalf by its President. Dated:
March 7, 1986

                                            NEW JERSEY RESOURCES CORPORATION

                                            By:/s/ James T. Dolan, Jr.
                                               -------------------------
                                               James T. Dolan, Jr.,
                                               President

ATTEST:

/s/ Oleta J. Harden
------------------------
Oleta J. Harden, Secretary

                                                                      Filed
                                                               December 10, 1986

                        NEW JERSEY RESOURCES CORPORATION

                 STATEMENT OF CANCELLATION OF REACQUIRED SHARES

To:      The Secretary of State
         State of New Jersey

                  Pursuant to the provisions of Section 14A:7-18, Corporation, General of the New Jersey Statutes, the undersigned Corporation hereby submits the following statement of Cancellation of Reacquired Shares:

                  1. The name of the Corporation is NEW JERSEY RESOURCES CORPORATION.

                  2. 19,900 shares of Common Stock, of the par value of $5.00 per share, is the number of shares cancelled, which shares were cancelled as of October 30, 1986 upon their reacquisition pursuant to a resolution of the Corporation's Board of Directors adopted on September 24, 1986.

                  3. The aggregate number of issued shares of the Corporation's Common Stock, of the par value of $5.00 per share, after giving effect to such cancellation, as of October 30, 1986, was 3,599,474.

                  4. The amount of the stated capital of the Corporation, after giving effect to such cancellation as of October 30, 1986, was $17,997,370.

                  5. The information called for by Subsections 14A:7-18(2)(e) and (f) is not applicable to the reacquisition and cancellation of the shares referred to herein.

                     Dated this 28th day of November, 1986

                                            NEW JERSEY RESOURCES CORPORATION

                                            By:/s/ James T. Dolan, Jr.
                                               ------------------------
                                               James T. Dolan, Jr.
                                               President & CEO

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
                                                                       Filed
                                                                February 2, 1987

                        NEW JERSEY RESOURCES CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                  NEW JERSEY RESOURCES CORPORATION, a corporation of the State of New Jersey, by it President and Secretary, does hereby certify:

                  1.  The name of the corporation is NEW JERSEY
RESOURCES CORPORATION.

                  2. At a meeting of the Board of Directors of said New Jersey Resources Corporation, duly held and convened on November 18, 1986, the Board of Directors duly approved the following proposed amendment to the Certificate of Incorporation of New Jersey Resources Corporation and directed that the proposed amendment be submitted to a vote at a meeting of the shareholders of the Corporation, to wit: That the first paragraph of Article 4 of the Corporation's Certificate of Incorporation be amended to state as follows:

         "4. The aggregate number of shares which the Corporation shall have authority to issue is 15,200,000 shares, of which 15,000,000 shares shall be designated as Common Stock of the par value of $5.00 per share and 200,000 shares shall be designated as Preferred Stock of the par value of $100 per share."

                  3. Pursuant to the aforesaid directive of the Board of Directors of New Jersey Resources Corporation, and upon notice duly given to each stockholder of said Corporation as required by its Bylaws, the Annual Meeting of Stockholders of said Corporation was held in Wall Township on January 28, 1987, at 10:30 o'clock in the forenoon, at which meeting the proposed Amendment was duly submitted to and was adopted by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

                  4. At the aforesaid Annual Meeting of Stockholders of the Corporation held on January 28, 1987, there were 3,604,163 shares of the Corporation's Common Stock, par value $5.00 per share, entitled to vote thereon. No shares of any separate class or series of stock were entitled to vote thereon as a class.

                  5. At the aforesaid Annual Meeting of Stockholders, 2,554,965 shares were voted FOR the proposed Amendment, and 322,638 shares were voted AGAINST the Amendment.

                  IN WITNESS WHEREOF, said New Jersey Resources Corporation, has caused this Certificate to be signed by its President and Secretary, and its corporate seal to be hereunto affixed and attested, this 30th day of January, 1987.

                                            NEW JERSEY RESOURCES CORPORATION

                                            /s/ Thomas B. Toohey
                                            --------------------
                                                Thomas B. Toohey
                                                President

(Seal)

Attest:

/s/ Oleta J. Harden
-------------------
Oleta J. Harden
Secretary

                                                                       Filed
                                                               February 10, 1987

                        NEW JERSEY RESOURCES CORPORATION

                        CERTIFICATE OF DIVISION OF SHARES

                  NEW JERSEY RESOURCES CORPORATION, a corporation of the State of New Jersey, hereby certifies under the hands of its President and Secretary, as follows:

                  1. The name of the corporation is NEW JERSEY RESOURCES CORPORATION.

                  2. At a meeting of the Board of Directors of said New Jersey Resources Corporation, duly held and convened on January 28, 1987, the said Board of Directors, acting without shareholder approval pursuant to the provisions of N.J.S.A. 14A:7-15.1, duly adopted resolutions (a) approving the division of the shares of Common Stock of the corporation which are issued and outstanding upon the effective date hereof, into twice the number of shares issued and outstanding; and (b) amending the Certificate of Incorporation of the corporation to decrease the par value of each share of Common Stock from $5.00 per share to $2.50 per share.

                  3. The division of shares will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series, and will not increase the number of authorized but unissued shares.

                  4. The class or series and number of shares thereof subject to the division is the Common Stock of the corporation, of which 3,698,012 shares of the par value of $5.00 per share are presently issued and outstanding, and which as a result of the division will be changed and divided into twice that number, or 7,396,024 shares of the par value of $2.50 per share. The additional shares shall be issued to Common Stockholders of record on the effective date as set forth in this Certificate, each shareholder to receive an additional share of Common Stock for each share held on that date.

                  5. The first paragraph of the Fourth Article of the Certificate of Incorporation of the corporation is hereby amended in its entirety to state as follows:

                   "4. The aggregate number of shares which the Corporation shall have authority to issue is 15,200,000 shares, of which 15,000,000 shares shall be designated as Common Stock of the par value of $2.50 per share and

         200,000 shares shall be designated as Preferred Stock of the par value of $100 per share. The number of shares of Common Stock heretofore issued and which are presently outstanding, namely 3,698,012 shares of the par value of $5.00 per share, are hereby changed into twice that number of shares of the par value of $2.50 per share."

                  6. The division of shares and the amendment to the Certificate of Incorporation as set forth herein shall become effective on February 13, 1987.

                  IN WITNESS WHEREOF, New Jersey Resources Corporation has made this Certificate under its seal and the hands of its President and Secretary, this 5th day of February, 1987.

ATTEST:                                     NEW JERSEY RESOURCES CORPORATION

(SEAL)

/s/ Oleta J. Harden                         /s/ Thomas B. Toohey
-------------------                        ---------------------
Oleta J. Harden                             Thomas B. Toohey
Secretary                                   President

THE PURPOSE OF THIS FORM IS TO SIMPLIFY THE FILING REQUIREMENTS OF THE SECRETARY OF STATE, AND DOES NOT REPLACE THE NEED FOR COMPETENT LEGAL ADVICE.



CHECK APPROPRIATE STATUTE:

                                                  Nonprofit Corporations
                                                  must file this form in
                                                               DUPLICATE.


/X/ TITLE 14A:1-6(5) New Jersey Business Corporation Act must file this form in DUPLICATE.

/ / TITLE 15A:1-7(e) New Jersey Nonprofit Corporation Act

                            CERTIFICATE OF CORRECTION

                                       OF

                        NEW JERSEY RESOURCES CORPORATION

--------------------------------------------------------------------------------

      (For Use by Domestic and Foreign, Profit and Nonprofit Corporations)

         The Undersigned, hereby submits for filing, a Certificate of Correction, executed in behalf of the above named Corporation, pursuant to the provisions of the appropriate Statute, checked above, of the New Jersey Statutes.

1.  The Certificate to be corrected is:

 Restated Certificate of Incorporation         March 10, 1986
 -------------------------------------         --------------
            (Type of Certificate)               (Date Filed)

2.  The inaccuracy in the Certificate is (indicate inaccuracy or defect):

         Paragraphs 7 and 9 (b)(B)(2) of Restated Certificate of Incorporation filed with the Secretary of State of New Jersey contained typographical errors. Such Paragraphs were approved in their correct form by the corporation's shareholders at the 1986 Annual Meeting of Shareholders on January 29, 1986.

3.  Ihe Certificate of Correction hereby reads as follows:

         A subparagraph (c) shall be added to Paragraph 7 of the Restated Certificate of Incorporation reading, in its entirety, as follows:

                  "(c) Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, no member of the Board of Directors may be removed from office except for cause, and only then by the affirmative vote of the holders of 80% of the voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class."

         A subparagraph (iii) shall be added to Paragraph 9(b)(B)(2) of the Restated Certificate of Incorporation reading, in its entirety, as follows:

                  "(iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or Determination Date, whichever is higher; and"

----------------------    Signature:/s/ Oleta J. Harden
FOR OFFICIAL USE ONLY                   -----------------------
                               Name:    Oleta J. Harden
                                        -----------------------
                              Title:    Vice-President
                                        -----------------------
                                    (Must be Ch. of Bd. or Pres. or Vice Pres.)

                               Date:    March 17, 1987
                                        -----------------------

                                                                       Filed
                                                                    May 10, 1988

                        NEW JERSEY RESOURCES CORPORATION

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

                  NEW JERSEY RESOURCES CORPORATION, a corporation of the State of New Jersey, by its President and Secretary, does hereby certify:

                  1.  The name of the corporation is NEW JERSEY
RESOURCES CORPORATION.

                  2. At a meeting of the Board of Directors of said New Jersey Resources Corporation, duly held and convened on November 18, 1987, the Board of Directors by resolution duly approved the following proposed amendment to the Certificate of Incorporation of New Jersey Resources Corporation and directed that the proposed amendment be submitted to a vote at a meeting of the shareholders of the Corporation, to wit: That a Paragraph 10 be added to the Corporation's Certificate of Incorporation as follows:

                  "10. To the fullest extent from time to time per mitted by law, directors and officers shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Unless otherwise permitted by law, the provisions of this Paragraph 10 shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal."

                  3. Pursuant to the aforesaid resolution of the Board of Directors of New Jersey Resources Corporation, and upon notice duly given to each stockholder of said Corporation as required by its Bylaws, the Annual Meeting of Stockholders of said Corporation was held in Wall Township on January 27, 1988, at 10:30 o'clock in the forenoon, at which meeting the proposed Amendment was duly submitted to and was approved by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

                  4. At the aforesaid Annual Meeting of Stockholders of the Corporation held on January 27, 1988, there were 9,041,219 shares of the Corporation's Common Stock, par value $2.50 per share, entitled to vote thereon. No shares of any separate class or series of stock were entitled to vote thereon as a class.

                  5. At the aforesaid Annual Meeting of Stockholders, 7,059,925 shares were voted FOR the proposed Amendment, and 562,466 shares were voted AGAINST the Amendment.

                  IN WITNESS WHEREOF, said New Jersey Resources Corporation has caused this Certificate to be signed by its President and Secretary, and its corporate seal to be hereunto affixed and attested, this 7th day of March, 1988.

                                            NEW JERSEY RESOURCES CORPORATION

                                            /s/ Thomas B. Toohey
                                            --------------------
                                            Thomas B. Toohey
                                            President

(Seal)

Attest:

/s/ Oleta J. Harden
-------------------
Oleta J. Harden
Secretary

                                                                       Filed
                                                                  March 19, 1996

                        NEW JERSEY RESOURCES CORPORATION

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                  NEW JERSEY RESOURCES CORPORATION, a Corporation of the State of New Jersey, by its President and Secretary, does hereby certify:

                  1. The name of the corporation is NEW JERSEY RESOURCES CORPORATION.

                  2. At a meeting of the Board of Directors of said New Jersey Resources Corporation, duly held and convened on November 29, 1995, the Board of Directors duly approved the following proposed amendment to the Restated Certificate of Incorporation of New Jersey Resources Corporation and directed that the proposed amendment be submitted to a vote at a meeting of the shareholders of the Corporation, to wit: That the first paragraph of Article 4 of the Corporation's Restated Certificate of Incorporation be amended to state as follows:

         "4. The aggregate number of shares which the Corporation shall have authority to issue is 50,400,000 shares, of which 50,000,000 shares shall be designated as Common Stock of the par value of $2.50 per share and 400,000 shares shall be designated as Preferred Stock of the par value of $100 per share."

                  3. Pursuant to the aforesaid directive of the Board of Directors of New Jersey Resources Corporation, and upon notice duly given to each stockholder of said Corporation as required by its By-Laws, the Annual Meeting of the Stockholders of said Corporation was held at the Robert M. Meyner Reception Center, Garden State Arts Center, in Holmdel, New Jersey on February 14, 1996 at 10:30 o'clock in the forenoon, at which meeting the proposed amendment was duly submitted to and was adopted by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

                  4. At the aforesaid Annual Meeting of Stockholders of the Corporation held on February 14, 1996, there were 17,928,239 shares of the Corporation's Common Stock, par value $2.50 per share, entitled to vote thereon. No shares of any separate class or series of stock were entitled to vote thereon as a class.

                  5. At the aforesaid Annual Meeting of Stockholders, 13,069,267 and 1,560,071 shares were voted FOR and AGAINST the proposed amendment, respectively, as it relates to the Common Stock, and 9,701,057 and 3,348,880 shares were voted FOR and AGAINST the proposed amendment, respectively, as it relates to the Preferred Stock.

                  IN WITNESS WHEREOF, said New Jersey Resources Corporation has caused this Certificate to be signed by its President and Secretary, and its corporate seal to be hereunto affixed and attested, this 18th day of March, 1996.

                                            NEW JERSEY RESOURCES CORPORATION

                                            /s/ Laurence M. Downes
                                            ----------------------
                                            Laurence M. Downes, President &
                                            CEO

(Seal)
Attest:

/s/ Oleta J. Harden
-------------------
Oleta J. Harden, Secretary

                                                                      Filed
                                                                February 8, 1989

                        NEW JERSEY RESOURCES CORPORATION

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                  NEW JERSEY RESOURCES CORPORATION, a Corporation of the State of New Jersey, by its President and Secretary, does hereby certify:

                  1.  The name of the corporation is NEW JERSEY
RESOURCES CORPORATION.

                  2. At a meeting of the Board of Directors of said New Jersey Resources Corporation, duly held and convened on October 17, 1988, the Board of Directors duly approved the following proposed amendment to the Restated Certificate of Incorporation of New Jersey Resources Corporation and directed that the proposed amendment be submitted to a vote at a meeting of the shareholders of the Corporation, to wit: That the first paragraph of Article 4 of the Corporation's Restated Certificate of Incorporation be amended to state as follows:

                  "4. The aggregate number of shares which the Corporation shall have authority to issue is 25,200,000 shares, of which 25,000,000 shares shall be designated as Common Stock of the par value of $2.50 per share and 200,000 shares shall be designated as Preferred Stock of the par value of $100 per share."

                  3. Pursuant to the aforesaid directive of the Board of Directors of New Jersey Resources Corporation, and upon notice duly given to each stockholder of said Corporation as required by its By-Laws, the Annual Meeting of Stockholders of said Corporation was held in Wall Township on January 25, 1989, at 10:30 o'clock in the forenoon, at which meeting the proposed amendment was duly submitted to and was adopted by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon.

                  4. At the aforesaid Annual Meeting of Stockholders of the Corporation held on January 25, 1989, there were 11,001,550 shares of the Corporation's Common Stock, par value $2.50 per share, entitled to vote thereon. No shares of any separate class or series of stock were entitled to vote thereon as a class.

                  5. At the aforesaid Annual meeting of Stockholders, 8,057,749 shares were voted FOR the proposed amendment, and 841,742 shares were voted AGAINST the amendment.

                  IN WITNESS WHEREOF, said New Jersey Resources Corporation has caused this Certificate to be signed by its President and Secretary, and its corporate seal to be hereunto affixed and attested, this 25th day of January, 1989.

                                            NEW JERSEY RESOURCES CORPORATION

                                            /s/ Thomas B. Toohey
                                            --------------------
                                            Thomas B. Toohey, President

(Seal)

Attest:

/s/ Oleta J. Harden
-------------------
Oleta J. Harden, Secretary

                                                                       Filed
                                                                  August 1, 1996

                        NEW JERSEY RESOURCES CORPORATION

                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION

                  Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned Corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation.

                  1. The name of the Corporation is NEW JERSEY RESOURCES CORPORATION.

                  2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof was duly adopted by the Board of Directors of the Corporation on the 31st day of July, 1996, pursuant to authority vested in it by the Restated Certificate of Incorporation:

                  "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation (the "Restated Certificate"), a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                  Section 1.  Designation and Amount.

                  The shares of such series shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $100 per share (the "Junior Preferred Stock") and the number of shares constituting such series shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this
         Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends or such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3.  Voting Rights.

                  The holders of shares of Junior Preferred Stock shall have the following voting rights.

                  (A) Each share of Junior Preferred Stock shall entitle the holder thereof to 1 vote on all matters submitted to a vote of the shareholders of the Corporation.

                  (B) Except as otherwise provided herein, in the Restated Certificate, in any other certificate of amendment creating a series of preferred stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                  (C) If at any time the Corporation shall not have declared and paid all accrued and unpaid dividends on the Junior Preferred Stock as provided in Section 2 hereof for four consecutive Quarterly Dividend Payment Dates, then, in addition to any voting rights provided for in paragraphs (A) and (B), the holders of the Junior Preferred Stock shall have the exclusive right, voting separately as class, to elect two directors on the Board of Directors of the Corporation (such directors, the "Preferred Directors"). The right of the holders of the Junior Preferred Stock to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Stock shall have thus become entitled to elect Preferred Directors, a special meeting of shareholders shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Stock to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Corporation for giving notice of a special meeting of shareholders (provided, however, that such a special meeting shall not be called if the annual meeting of shareholders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Stock shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Stock at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

                  Section 4.  Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in
         Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other
                  distributions, on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

                      (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Stock; or

                      (iv) purchase or otherwise acquire for consideration any
                  shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dis solution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5.  Reacquired Shares.

                  Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate, in any other certificate of amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

                  Section 6.  Liquidation, Dissolution or
                              Winding-Up.

                  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock unless prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of



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
         shares of Junior Preferred Stock are entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.  Consolidation, Merger etc.

                  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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
                  Section 8.  No Redemption.

                  The shares of Junior Preferred Stock shall not be redeemable.

                  Section 9.  Rank.

                  Unless otherwise provided in the Restated Certificate or a certificate of amendment relating to a subsequent series of preferred stock of the Corporation, the Junior Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of the Corporation.

         Section 10.  Amendment.

                  The Restated Certificate, as amended and restated, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single series.

         Section 11.  Fractional Shares.

                  Junior Preferred Stock may be issued in fractions of a share (in one one-thousandths (1/1,000) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock."

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
                  3. The resolution was adopted by the Board of Directors at a meeting duly called and held on July 31, 1996, at which a quorum was present throughout.

                  4. The Restated Certificate of Incorporation of the Corporation is amended so that the designation and number of shares of the class and series acted upon in the resolution, and the relative rights, preferences and limitations of such class and series are as stated in the resolution.

                  IN WITNESS WHEREOF, this Certificate of Amendment is executed on behalf of the Corporation by its President and attested by its Secretary this 31st day of July 1996.

                                            NEW JERSEY RESOURCES CORPORATION

                                            By:/s/ Laurence M. Downes
                                            -------------------------
                                               Laurence M. Downes
                                               President

ATTEST:

By:/s/ Oleta J. Harden
----------------------
   Oleta J. Harden,
   Secretary



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